Exhibit 16

6.625% SERIES E	CBL	THIS CERTIFICATE IS TRANSFERABLE
CUMULATIVE REDEEMABLE		IN CANTON, MA AND NEW YORK, NY
PREFERRED STOCK

PAR VALUE $.01
PER SHARE

Certificate		Shares
Number	CBL & ASSOCIATES PROPERTIES, INC.
ZQ00000000

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT	CUSIP 124830 11 8

SEE REVERSE FOR CERTAIN
DEFINITIONS AND FOR LEGEND
DESCRIBING CERTAIN RESTRICTIONS
ON TRANSFERABILITY
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE 6.625% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK OF

CBL & Associates Properties, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation, copies of which are on file in the office of the Transfer Agent, to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

/s/ Stephen D. Lebovitz		DATED DD-MMM-YYYY
President and Chief Executive Officer
	[CORPORATE SEAL]	COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
/s/ Farzana K. Mitchell		TRANSFER AGENT AND REGISTRAR,
Executive Vice President – Chief Financial Officer
and Treasurer		By:
AUTHORIZED SIGNATURE
SECURITY INSTRUCTIONS ON REVERSE

[REVERSE]

CBL & ASSOCIATES PROPERTIES, INC.

The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Transfers in contravention of such restrictions may be void ab initio. Except as set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time (the “Certificate of Incorporation”), or unless otherwise determined by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 6% of the total value of the outstanding Equity Stock of the Corporation, determined as provided in the Certificate of Incorporation (computed taking into account all outstanding shares of Equity Stock and all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested); or (2) Beneficially Own Equity Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code. Any acquisition of Equity Stock and continued holding of ownership of Equity Stock constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately so notify the Corporation. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. In addition, certain Beneficial Owners or Constructive Owners of Equity Stock must give written notice as to certain information on a semi-annual or annual basis. All capitalized terms in this legend have the meanings defined in the Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM —	as tenants in common	UNIF GIFT MIN ACT—	__________	Custodian	__________
			(Cust)		(Minor)
		under Uniform Gifts to Minors Act			__________
(State)
TEN ENT —	as tenants by the entireties	UNIF TRF MIN ACT—	__________	Custodian (until age )__________
			(Cust)		(Minor)
under Uniform Transfers to Minors Act ___________
(State)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT.

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

For Value Received,____________ hereby sell, assign and transfer unto _____________________________________________________

________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ADDRESSEE)
________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

________________________________________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________________________________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	____________________________ 20_____________
Signature:	_____________________________________________
Signature:	_____________________________________________
Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.
If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state unclaimed property law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.